Franklin Credit Management Corporation 10-12G

Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS
OF
FRANKLIN CREDIT MANAGEMENT CORPORATION
(A Delaware Corporation)

ARTICLE I.

Stockholders

Section 1.            Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

Section 2.            Annual Meetings. Annual meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, the Chairman, the President or the Secretary, and stated in the notice of the meeting. At each annual meeting the stockholders shall elect directors to the Board of Directors, as provided in the Certificate of Incorporation, by plurality vote and transact such other business as may be properly brought before the meeting.

Section 3.            Special Meetings. Special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or the President, or by the Secretary upon the written request of at least one-half of the Board of Directors stating the purpose of the meeting.

Section 4.            Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called and only such matters shall be considered at such special meeting.

Section 5.            Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

Section 6.            Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the Corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters, other than the election of directors (which may be decided by plurality vote), brought before any meeting of the stockholders shall be decided by a vote of a majority in interest of the stockholders of the Corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

Section 7.            Transfer Books. The transfer books of the stock of the Corporation may close for such period, not exceeding sixty days, in anticipation of stockholders’ meetings as the Board of Directors may determine. In lieu of closing the transfer books, the Board of Directors may fix a day not more than sixty days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

Section 8.            Chairman of Meetings. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, the President, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, the Chief Executive Officer and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.

Section 9.            Secretary of Meetings. The Secretary or an Assistant Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary or an Assistant Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

Section 10.          Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors or the presiding officer of such meeting shall appoint one or more inspectors of election to act at such meeting or at any adjournments thereof and make a written report thereof. One or more persons may also be designated by the Board of Directors or such presiding officer as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of such meeting shall appoint one or more inspectors to act at such meeting. No director or nominee for the office of director at such meeting shall be appointed an inspector of election. Each inspector, before entering on the discharge of the inspector’s duties, shall first take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such person’s ability. The inspectors of election shall, in accordance with the requirements of the Delaware General Corporation Law, (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period and file with the secretary of the meeting a record of the disposition of any challenges made to any determination by the inspectors, and (v) make and file with the secretary of the meeting a certificate of their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Section 11.          Notice of Stockholder Nomination and Stockholder Business. At an annual meeting of the stockholders, only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible to stand for election as directors and only such business shall be conducted as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice of meeting, including matters covered by Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice by the stockholder as provided in this section, who is entitled to vote at the meeting, and who complies with the notice provision set forth in this section. A notice of the intent of a stockholder to make a nomination or to bring any other matter before an annual meeting must be made in writing and received by the secretary of the Corporation no earlier than the 119th day and not later than the close of business on the 45th day prior to the first anniversary of the date of mailing of the Corporation’s proxy statement for the prior year’s annual meeting. However, if the date of the annual meeting has changed by more than 30 days from the date it was held in the prior year or if the Corporation did not hold an annual meeting in the prior year, then such notice must be received a reasonable time before the Corporation mails its proxy statement for the annual meeting. At a special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors of the Corporation at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice by the stockholder as provided in this section, who is entitled to vote at the meeting, and who complies with the notice provision set forth in this section. A notice of the intent of a stockholder to make a nomination at a special meeting must be made in writing and received by the secretary of the Corporation no earlier than the 119th day and not later than the close of business on the later of the 45th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a an annual or special meeting commence a new time period (or extend any time period) for the giving of stockholder notice as described above. Every such notice by a stockholder shall set forth (i)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of voting capital stock of the Corporation (“Voting Stock”) which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (II) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (ii) a representation that the stockholder is a holder of the Voting Stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice; (iii) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of

Directors of the Corporation; and (iv) with respect to notice of an intent to bring up any other matter at an annual meeting, a description of the matter, the text of any proposal to be presented to the stockholders at the meeting, the reasons for conducting such business at the meeting and any material interest of the stockholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to be named in a proxy statement as a nominee and to serve as director of the Corporation if so elected. Except as otherwise provided by law or by the Certificate of Incorporation, the presiding officer of the meeting shall have the power and authority to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and whether such matter is an appropriate subject for stockholder action under applicable law, and, if it was not, to declare that such proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with Rule 14a-8 under the Exchange Act or the holders of any series of preferred stock to elect directors under circumstances specified in the Certificate of Incorporation.

Section 12.          Notice By Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any law, the Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission then consented to by the stockholder to whom the notice is given.

ARTICLE II.

Board of Directors

Section 1.    Number of Directors. The Board of Directors shall consist of 9 members, provided, however, that, except as provided in the Certificate of Incorporation, such number may from time to time be increased or decreased by the Board of Directors. Except as provided in the Certificate of Incorporation, (i) the directors shall be divided into three classes as nearly equal in number as possible, (ii) at each annual meeting directors to re-elect those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their successors are chosen; (iii) if the number of directors is changed, any newly created directorship or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible; and (iv) if the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board there shall be no classification of the additional directors until the next annual meeting of stockholders. No decrease in the Board of Directors shall shorten the term of any incumbent director.

Section 2.    Nomination of Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in Article I.

Section 3.            Vacancies. Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, for the balance of the term.

Section 4.            Regular Meetings. Regular meetings of the Board of Directors may be held without special notice at such times and places as the Board of Directors may from time to time determine.

Section 5.            Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the Board of Directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, transmitting via electronic mail, facsimile, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

Section 6.            Place of Conference Call Meeting. Any meeting at which one or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

Section 7.            Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in his absence, the Chief Executive Officer or, in his absence, the President. In the absence of the Chairman of the Board, the Chief Executive Officer and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting, or the presiding officer may appoint any person to act as secretary of the meeting.

Section 8.            Quorum; Vote. A majority of the directors then in office (but in no event less than one-third of the directors) shall constitute a quorum, for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

Section 9.            Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board, provide for such standing or special committees, including, without limitation an Executive Committee, as it deems desirable and discontinue the same at its pleasure. Each committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors, which in the case of an Executive Committee, may include the exercise during the intervals between the meetings of the directors all of the powers of the Board of Directors in the management of the business affairs and property of the Corporation, including, without limitation, the power to cause the seal of the Corporation to be affixed to all papers that may require it.

ARTICLE III.

Officers

Section 1.            General. The Board of Directors shall elect the officers of the Corporation, which shall include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer and such other or additional officers as the Board of Directors may designate.

Section 2.            Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

Section 3.            Powers and Duties. Each of the officers of the Corporation including, but not limited to the Chairman of the Board shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors.

Section 4.            Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any Corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE IV.

Capital Stock

Section 1.            Certificates of Stock.

(a)       Shares of the Corporation may but need not be represented by certificates. Upon request every holder of uncertificated shares shall be entitled to have a certificate. When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the General Corporation Law of the State of Delaware (the “GCL”) and as determined by the Board to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall state the registered holder’s name and the number and class of shares and shall be signed by the Chairman or the President and the Secretary or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificates may be facsimiles. In case any officer or officers who shall have signed any such certificate shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

(b)       The Corporation may by resolution provide for the issuance of shares of its capital stock in book-entry (uncertificated) form. In such event, all references in these Bylaws to the delivery of stock certificates shall be inapplicable. The Corporation’s Transfer Agent shall keep appropriate records indicating the number of shares of capital stock owned by each person to whom shares are issued, any restrictions applicable to such shares of capital stock and the duration thereof, and other relevant information. Upon expiration of any applicable restrictions for any reason, the Transfer Agent shall effect delivery of such shares of capital stock by adjusting its records to reflect the expiration of such restrictions, and by notifying the person in whose name such shares were issued that such restrictions have lapsed.

Section 2.            Transfer of Stock. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

Section 3.            Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE V.

Miscellaneous

Section 1.            Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and State of incorporation.

Section 2.            Fiscal Year. The fiscal year of the Corporation shall end on December 31.

ARTICLE VI.

Amendment

Section 1.            By the Stockholders. Except as otherwise provided by statute or the Certificate of Incorporation, these By-laws may be amended by the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding capital stock then entitled to vote at stockholders meetings of the Corporation, voting together as a single class at any annual or special meeting of the stockholders, provided that notice of intention to amend shall have been contained in the notice of the meeting.

Section 2.            By the Board of Directors. The Board of Directors by a majority vote of the whole Board of Directors at any meeting may amend these By-laws, including by-laws adopted by the stockholders.

ARTICLE VII.

Indemnification

The Corporation may indemnify any director, officer, employee or agent of the Corporation to the full extent permitted by law.